Additional Information About the Transaction and Where to Find It

The Company intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement of the Company in connection with the Business Combination and will mail a definitive proxy statement and other relevant documents to its stockholders.  The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement will contain important information about AIA, Row 44, the Company and the Business Combination. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024.  Attn.: James A. Graf, Chief Financial Officer.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC, and will also be contained in the  proxy statement for the Business Combination when available.

Officers

James Graf; Global Eagle; CFO

Harry Sloan; Global Eagle; Chairman

Jeff Sagansky; Global Eagle; President

Analysts

Mary Kirby; Airline Passenger Experience

Andrew Slabin; GLG Partners

Jon Ostrower; Wall Street Journal

Presentation

Operator: Good afternoon, and welcome to the Global Eagle Acquisition Corp. Announces Business Combination with Row 44, Inc. and Advanced Inflight Alliance Conference Call.

All participants will be in a listen-only mode. (Operator Instructions)

Please note this event is being recorded, and I would now like to turn the conference over to James Graf, Chief Financial Officer. Please go ahead.

James Graf: Thank you, Emily. Good afternoon, and welcome to Global Eagle's investor call to discuss our business combination with Row 44 and AIA.

With me today are our Chairman, Harry Sloan, and our President, Jeff Sagansky.

Before we get started on the presentation, I'd like to direct your attention to the presentation slides that are complementary to this conference call and the press release, which are both available on the SEC website as part of our Form 8-K furnished to the SEC by Global Eagle this morning.

Also, I'd like to read the safe harbor statement.

In this call, we will make forward-looking statements about the business combination within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical fact. These forward-looking statements are based on current belief and are subject to risks and uncertainties which would cause the actual results to differ from the forward-looking statements.

A cautionary statement concerning these risks is set out in the presentation slides and the transaction's press release referenced earlier, and I urge you to read it carefully.

Now, I would like to turn the call over to our Chairman, Harry Sloan.

Harry Sloan: Thanks, Jim, and welcome, everyone. With me today is Jeff Sagansky, our President, as well as Jim.

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As you may recall, we raised our SPAC fund of $190 million last May with the premise that growth in the US traditional media had slowed and we would be seeking to acquire either a traditional media asset in a high-growth international market or if the acquisition is domestic, a new media platform with growth.

I'm happy to announce we have found a worldwide digital media opportunity which gives Jeff and I the platform to utilize our media and content relationships and our experiences.

Turning to slide two, which is the executive summary, I want to go through these points a little.

As I said, earlier today, we announced the acquisition of two companies, which combined with our public company, Global Eagle Acquisition and its assets, will create the largest and the only fully integrated entertainment platform offering both connectivity and content to global airline travelers.

Both Jeff and I have had many years of experience aggregating and initiating content, as many of you know, and believe the next frontier for growth will be providing quality entertainment, vast entertainment, first through the airlines into a projected multi-billion-dollar marketplace in the air.

Row 44 is a private company which is the worldwide leader in satellite-based connectivity, providing not only WiFi but also live television channels currently to over 400 planes and growing fast. Row 44's current customers include two of the strongest and most innovative carriers in the world, Southwest Airlines and Norwegian Air Shuttle. We believe satellite connectivity is the best-positioned platform both because of its global coverage and the fact that most travel occurs over water. Also, it provides scalable capacity as consumers are demanding ever-increasing amounts of bandwidth based on the content.

But connectivity is only a delivery platform, and we believe the successful player in this field will control and develop the best content. Therefore, we are acquiring the publicly traded AIA, 86% of the shares, the world's largest provider of content to the airlines. It's a worldwide company based -- with its listing in Germany.

AIA has approximately a 50% share in supplying in-flight entertainment to over 130 airlines, which today offer wired video systems on the plane. This content consists of movies, TV, games, and applications. They're the leader here. But they are also best positioned, we feel, to supply the growing digital marketplace in the air as that market accelerates with the advent of wireless content delivery to passengers' own devices.

So as more and more of the three billion airline passengers have an Internet connection, many through our Row 44 technology, AIA will aggregate and expand its content offering dramatically to this growing marketplace with help from Jeff and I and Global Eagle.

So that leads me to where does Global Eagle fit into this.

First, as I mentioned, Jeff and I have long track records as media and content players and know intimately where to find the existing quality programming, as well as how to develop new and innovative content to meet the appetite of this expanding marketplace. We've certainly been through enough expanding marketplaces.

More importantly -- and Jeff will provide some color shortly -- our strong balance sheet, our cash, will permit the new company called Global Eagle Entertainment, to seek to be the consolidator of both business segments, meaning in-flight content and also connectivity, as well as complementary companies. There are a number of them that operate in this expanding and innovative in-flight entertainment ecosystem. So we're going to be a consolidator.

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Now, slide three, the newly formed Global Eagle Entertainment's leadership in each of these areas, as you can see, connectivity with Row 44's reach and technology, content with AIA's leadership position in supplying top programming, and capital, with Global Eagle's cash balance sheet, will give us the opportunity to create what we're calling an entertainment-in-motion powerhouse.

The next slide describes the transaction. This is essentially an all-stock transaction. All the major shareholders of both acquired companies, representing over 95%, are rolling their shares into Global Eagle Entertainment shares. They're backing us. Fourteen million shares are going to par capital for its 86% interest in AIA, and approximately 23 million shares are going to the Row 44 shareholders. If you add that with the Global Eagle public shareholders, the total share count is approximately 60 million shares.

We also worked out an important deal with some leading institutional investors to backstop and to support this transaction. So if any of our SPAC shareholders choose to redeem their shares, which they will have the right, these institutional shareholders, some of which are existing shareholders, have committed to purchase over seven million shares at $10.

The transaction is valued at approximately $430 million, the value of the acquisitions, or approximately six times 2014 EBITDA. The only significant closing condition, other than shareholder approval, is that no more than 12.7 million shares are redeemed, and remember, over seven million of them will be acquired, if necessary, in the backstop.

So now Jeff Sagansky, my partner, will provide some detail on the companies, starting with slide five.

Jeff Sagansky: Okay, thanks, Harry.

I want to start by highlighting a few of the key points that informed our investment decision.

First among these is the explosive growth, and you can see that here in the chart in the size of the market for in-flight entertainment.

Now, historically, it's primarily the internationally wide-bodied planes that fly international that have offered in-seat entertainment, but now, thanks to connectivity and the rapid growth of WiFi-enabled devices, including smart phones and tablets, it's possible to offer the narrow-body fleet a full range of entertainment and connectivity choices, as well. This is important because fully two-thirds of passengers fly narrow-bodied aircraft.

A case in point at Southwest Airlines, America's largest carrier. They've committed to equip their entire fleet of 541 narrow-bodied aircraft to Row 44 connectivity and wireless VOD systems.

The point here is that both connectivity and in-flight entertainment are projected to grow rapidly over the next four years, connectivity at a 23% CAGR and in-flight entertainment at a 9% CAGR. Together, they're going to create a multi-billion-dollar market, and Global Eagle Entertainment is going to be able to benefit from both sides of this equation.

Turning to slide six, you can see another very compelling investment factor for us, and that is by putting both of these companies together, we can sell the full array of services, everything from IPTV to texting to games to advertising. This is important because this is going to allow us multiple revenue streams. That's sort of the holy grail for media companies.

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So on the one hand, you have the airlines buying content, typically as a passenger amenity, including games and movies, as well -- sometimes on the case of Norwegian Airlines, the connectivity which they buy on a fixed per-seat per-plane basis, and oftentimes these contracts are locked in for multiple years.

The second revenue stream is from passengers who order Internet or IPTV or text directly from Global Eagle Entertainment.

And the third revenue stream is advertisers who want to sponsor specific products and want to have access to the millions of monthly flyers.

The other takeaway from slide six is that we have lots of competitors, but Global Eagle, as Harry mentioned, is going to be the only publicly traded company in the space. So that, together with our strong balance sheet, will make us the natural consolidator for both the connectivity and the content businesses.

Turning now to slide seven, Row 44. What impressed us about this company was it had very clear competitive advantages. Among these was the ability to provide connectivity over land and water. They're the only company -- the only company -- to have rolled out this product in any meaningful way, and the fact that Southwest just renewed their deal for another eight years is a testament to how effective this product is.

In addition, they have a fantastic solution in the IPTV space, so that is live TV and VOD in the air on any connected device. It works great, we've tried it many times, and we feel this can be a true differentiator for them.

And, lastly, they have a business model which creates a true partnership with the airlines. So rather than forcing the airlines to label their on-board WiFi product Row 44, the airline is given the ability to self-brand. Now, this flexibility was a key to landing Southwest, as well as Norwegian Airline, and Norwegian Airline, by the way, is one of the fastest-growing airlines in Europe. Every one of Norwegian's planes advertises free Internet on the body of the plane itself. So as the company talks to carriers around the world, this alignment of partnership interests will be a key selling advantage for Row 44.

Turning to slide eight, AIA, as Harry mentioned, is the industry leader in providing content to airlines. It's got a 50% market share. So this market share consists of a 90% share in airline games, 25% of movie and TV content, and a 40% share of apps. Most of their revenue has high visibility, thanks to their long-term carrier deals and relationships. What impresses us so much about AIA is their very strong worldwide sales force serving 130 airlines on every continent, as well as their terrific technical know-how that allows them to deliver content to virtually any on-board entertainment system, and there are many.

So as the industry morphs from in-seat content delivery to one based on connectivity and portals, we feel that AIA is extremely well positioned. Connectivity puts a premium on managing an airline partnership to take advantage of the paperless cabin, advertising, and onboard shopping. Managing these airline relationships is really where AIA excels.

Turning it back to you, Harry.

Harry Sloan: Okay, I'm on slide nine. I think Jeff was one up on numbers, but I'm on slide nine, An Entertainment in Motion Powerhouse is Born.

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We believe we are creating an entertainment-in-motion powerhouse initially serving airline passengers, but there should be other complementary opportunities.

Airline passengers alone provide a massive potential marketplace, as I said, three billion passengers. We believe we are acquiring the best platforms for content and connectivity, as well as superior products to generate and expand revenues.

Finally, we believe Global Eagle's well capitalized balance sheet and Jeff's and my experience in founding and building companies will result in a success for our shareholders.

Unidentified Speaker: With that, we'd like to turn the conference over to questions. Emily?

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Questions and Answers

Operator: Thank you. We will now begin the question-and-answer session. (Operator instructions)

Mary Kirby, Airline Passenger Experience.

Mary Kirby: I'm very curious. I'm down here in Santiago for an Airline Passenger Experience event of in-flight entertainment and in-flight connectivity. I literally just got off of a panel about wireless ISE, and one of the things that was discussed is that Airbus believes that embedded ISE is still the mainstay for wide-body long-haul aircraft, but the battleground is going to be fought in the narrow-body short-haul market. Do you guys agree with that? And is that going to be your main force as you go forward, or are you also going to try and tap those long-haul aircraft?

Jeff Sagansky: You know, look, it really is parts of two different questions.

One is for the entertainment experience, there really isn't any meaningful entertainment on the narrow body, so that's going to be a key place that we're going to attack. And for the narrow body, you need essentially non-in-seat entertainment, so that really argues for the WiFi and the connectivity. That is the system by which you're going to access the entertainment.

However, for these long-haul aircraft, you've got the in-seat entertainment, but still, there's a lot more entertainment with (inaudible - technical difficulty) itself, and so I think really both markets are open to us as we move forward.

Mary Kirby: So essentially you're saying that you will augment in-seat in the long-haul markets, essentially wireless (inaudible - technical difficulty) and the solutions and the content that you will bring? Passengers on devices will augment what's already on board --

Unidentified Company Representative: Yes.

Mary Kirby: -- most of the long-haul fleet in the entire world?

Unidentified Company Representative: Yes, because I think when you're on those long-hauls, you do want connectivity because you want to check your e-mail and get afforded all the other entertainment that may not be on board but what you can access through your tablet or smart phone.

Mary Kirby: Okay, great. Thank you.

Operator: Ben Pass, GLG Partners.

Andrew Slabin: Hi. It's actually Andrew Slabin. Congrats.

Unidentified Company Representative: Thanks, Andrew.

Unidentified Company Representative: Thanks.

Andrew Slabin: I appreciate the fact that there's not a lot of financials that have been made public thus far, but I guess we can see what some of the financials are for AIA from it being a public company. But can you talk just a little bit about -- roughly maybe put a context around what the margin structures are like for these individual businesses and then what kind of synergies, bringing them together, can provide for the combined entity? Thanks.

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James Graf: Hi, Andrew. It's Jim Graf. You're going to see a lot of that information in our proxy statement that will be filed in the next few days, so maybe we can defer that discussion until then when the information will be available.

I'll also note that while there is public -- there are the financial statements available on AIA's website, that is an IFRS, and for the purposes of our transaction, we've done a translation to US GAAP so the numbers won't be exactly the same.

Unidentified Company Representative: Need any help navigating the 275 pages, we're happy to go through it with you.

Andrew Slabin: I'll let Ben work on that over the weekend.

Unidentified Company Representative: Yes, but, you know, we get a lot of work transferring everything to GAAP, but as you see the same thing in the filing, which is going to be done, what, Jim, in a couple days?

James Graf: A couple of days. Tuesday at the latest.

Andrew Slabin: Okay. I guess maybe asked slightly differently, or quite differently, I guess, maybe just strategically bringing the two pieces together, are there bullets you can point to or insights you can point to that can express how the growth of the overall business can accelerate by bringing the two together?

Unidentified Company Representative: Yes. I mean we think that these are the two most complementary ends of the food chain here. One of them is a company that's driving satellite connectivity, which permits the majority of the airline flights which are over water and that are international to connect. Now that you're connected, what are you going to watch? What are you going to do? Yes, you're going to check your e-mail, but it opens up hours and hours and hours for content.

So now we have the other company, which is developing the content, and hopefully, we expect them to be working -- well, we know they're going to be working hand in hand. That's the theory behind it. So we think that's a tremendous synergy.

If you're referring to specific financial synergies, they could do sales together. There's a lot of things we can talk about there, but I think you were talking more about the bigger picture?

Andrew Slabin: Yes, perfect.

Jeff Sagansky: You know, just in terms of when you particularly -- and this relates more to Row 44 -- but as they light up satellites around the world, then when they then get another airline in, areas that they've already lit up, that -- obviously, there are huge cost savings there, and that's where you get the scalability.

But for both of these companies to go in and pitch an airline together, so they're pitching both the connectivity and what you see when you connect, that's where the real power comes here.

Now, look, AIA sells to all the airlines, and they'll basically be selling their product to every WiFi or connectivity service, but if you can pitch it together and basically pitch a one-stop solution, that's where we think that there's a great deal of benefit in this combination.

Andrew Slabin: And you think that that was sort of structurally difficult to do, selling to the airlines, as opposed to being a one-stop shop?

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Harry Sloan: Well I don't think anybody's tried to be a one-stop shop yet, but I do think it makes sense, and in talking to the managements, I do think that they can provide together, and sometimes even with a third party, an entire in-flight experience.

Jeff mentioned -- and this isn't how the companies work together -- but he mentioned the idea of once, he said, you light up an area, meaning (inaudible - technical difficulty) for satellite capacity in an area, you could sell the airlines who are also running in the same area.

For example, in this slide seven, it has two airlines, both who operate in Russia, TransAero and UTair, but they can both be accessed over the same transponder.

Andrew Slabin: Got it. Okay, thanks. I guess we'll be able to go through more details once we see the financials.

Unidentified Company Representative: Yes.

Operator: Jon Ostrower, Wall Street Journal.

Jon Ostrower: A question about the kind of regulatory implications, if any. From the perspective of providing both a content and the means of delivering the content, are there any regulatory hurdles or antitrust questions that you're looking at right now in terms of moving forward and getting this approved?

James Graf: No, we're not. This is Jim. The size of the AIA business in the US doesn't pose a problem, so we're not expecting any antitrust issues or any other regulatory issues. But because we're buying the AIA shares from a shareholder, we're not doing a corporate transaction, there really are no issues on the German side, so this should be a very straightforward transaction despite the fact that there are three parties.

Jon Ostrower: And in terms of the actual bundling, obviously being on both ends of the spectrum here, you've got -- are you looking at more of a [spokes] solution per airline, or are you looking at really kind of pushing ahead with bundling both solutions together in terms of content and connectivity?

Unidentified Company Representative: We don't feel that the strategy behind this is necessarily bundling, and AIA does business with 130 airlines. Those airlines are getting connectivity from not just Row 44 but the competitors. Obviously, we're aware that there are other competitors. So I wouldn't say that it's primarily about bundling. What I would say is that these services should work hand in hand, but the connectivity should be as complementary as possible to the kind of content and the ability to deliver content and bandwidth that people are most interested in.

And so if you're on the content side and you're developing new ideas for content, if you're trying to satisfy the consumers' demand for content, they should be able to work hand in hand, but I don't want to really present this as a bundling strategy necessarily. I think I used that as an example when Andrew asked a question (inaudible - technical difficulty) essence of this deal. Jeff, did you want--? Okay?

Jon Ostrower: And just to follow up on that, the holy grail of content has been those early-run movies before they hit DVD after (inaudible) actually at theaters. Do you think you guys can solve that problem in terms of delivering content to wireless devices?

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Jeff Sagansky: I think we can, but look, the studios and everybody knows they're most concerned about protecting their IP, and that really is the most important thing for them. But I think that's going to come, and we think it's actually already there, and I think that is going to get (inaudible - technical difficulty), but I think it's still going to take -- we've got to make the studios comfortable that we've got the solution there.

Harry Sloan: You know, one thing that's a little extension of that is, you know, Jeff and I have spent a long time dealing with the studios, and by acquiring the leading customer or the company who buys the most product as studios and looking at consolidating the area and adding to our size, looking to opening up more hours where programming can be sold and can be delivered online to customers, the sum of the amount of revenue (inaudible) content for the studios is going to be much larger.

And Jeff and I over the years, we've never seen this area handled with great professionalism. It's been a lot of mom-and-pops for a while without leverage. And I use leverage in a positive way in that I think there could be a win-win here, that we can go to the studios and say much bigger pie now, we want to buy stuff earlier if possible, we want to be able to get unit price down, but we're going to deliver a higher volume of revenue to you.

So that's the win-win we'll be looking for, and possibly the question you asked about the windows might get more attention if there's more revenue being generated.

Jon Ostrower: Great. Thanks, guys.

Unidentified Company Representative: Is that all?

Operator: At this time, we're not showing any questions, so this concludes our question-and-answer session. I'd like to turn the conference back over for any closing remarks.

Unidentified Company Representative: No, we'd just like to thank those who participated, and we look forward to speaking with you after you've had a chance to see the proxy statement. Bye bye.

Operator: The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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